UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
November 29, 2021 (November 26, 2021)

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
1.900% Notes Due 2022	WMT22	NYSE
2.550% Notes Due 2026	WMT26	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 26, 2021, M. Brett Biggs, age 53, the Company’s Executive Vice President and Chief Financial Officer, notified Walmart Inc. (the “Company”) of his intent to retire as the Company’s Executive Vice President and Chief Financial Officer, to take effect upon the eventual identification and appointment of a successor to such position (the “Effective Date”). Beginning on the Effective Date, Mr. Biggs will continue to be employed by the Company and serve as an Executive Vice President of the Company in a transitional role reporting to the Company’s President and Chief Executive Officer until January 31, 2023, at which time his employment with the Company will end (the “Retirement Date”). Mr. Biggs has served as the Company’s Executive Vice President and Chief Financial Officer since December 2015. Prior to his current role, Mr. Biggs served in a variety of capacities since joining the Company in 2000, including as Chief Financial Officer of Walmart U.S. and Chief Financial Officer of Sam’s Club; Senior Vice President Sam’s Club Operations, and Senior Vice President, International Strategy and Mergers and Acquisitions.
The Company issued a press release on November 29, 2021 announcing Mr. Biggs’ eventual retirement, a copy of which is furnished as Exhibit 99.1 to this report.
In connection with his notice of intent to retire, on November 29, 2021, the Company and Mr. Biggs entered into a Retirement Agreement (the “Agreement”). The Agreement is attached as Exhibit 10.1 and incorporated herein by reference. Under the Agreement, Mr. Biggs will continue in his current role until the Effective Date, at which time he will continue as an Executive Vice President in a transitional role until the Retirement Date. From the Effective Date until the Retirement Date (the “Transitional Period”), Mr. Biggs will continue to receive his annualized base salary of $1,000,000. During the Transitional Period, Mr. Biggs will not be eligible to earn an annual cash incentive under the Company’s Management Incentive Plan. Under the Agreement, Mr. Biggs will not be eligible to receive any future equity awards under the Company’s Stock Incentive Plan.
Subject to compliance with the terms and conditions of the Agreement, Mr. Biggs will receive payments totaling $2,000,000 to be paid over a two-year period following the Retirement Date. In addition, the Company will accelerate the vesting of 6,800 restricted shares of the Company’s common stock, par value $0.10, held by Mr. Biggs as of the Retirement Date. The Agreement also prohibits Mr. Biggs, for a period of two years following the Retirement Date, from competing with the Company and from soliciting the Company’s associates for employment.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

10.1	Retirement Agreement by and between the Company and Mr. Biggs dated November 29, 2021.
99.1	Press release dated November 29, 2021 announcing certain management changes.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 29, 2021

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, General Counsel for Finance and Governance

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